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                                                                    EXHIBIT 12.1

                 THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                ($ in millions)

                                                                   Three Months         Six Months
                                                                    Ended May            Ended May
                                                                 -------------------------------------
                                                                  2001      2000      2001      2000
                                                                 ------    ------    -------   -------
Net earnings                                                     $  577    $  755    $ 1,345   $ 1,642
Add:
    Provision for taxes                                             369       503        860     1,095
    Portion of rents representative of an interest factor            56        16         84        33
    Interest expense on all indebtedness                          4,168     4,041      8,937     7,512
                                                                 ------    ------    -------   -------
Earnings, as adjusted                                            $5,170    $5,315    $11,226   $10,282
                                                                 ======    ======    =======   =======
Fixed charges:
    Portion of rents representative of an interest factor        $   56    $   16         84        33
    Interest expense on all indebtedness                          4,168     4,041      8,937     7,512
                                                                 ------    ------    -------   -------
Fixed charges                                                    $4,224    $4,057    $ 9,021   $ 7,545
                                                                 ------    ------    -------   -------
Ratio of earnings to fixed charges                                 1.22x     1.31x      1.24x     1.36x
                                                                 ======    ======    =======   =======